UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 28, 2016

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EAGLE BANCORP MONTANA, INC.

(Exact name of Registrant as Specified in its Charter)

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Delaware	1-34682	27-1449820
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1400 Prospect Avenue		59601
Helena, Montana		(Zip Code)
(Address of Principal Executive Offices)

(406) 442-3080

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the 2016 Annual Meeting of Shareholders of Eagle Bancorp Montana, Inc. held on April 28, 2016, three proposals were submitted to the shareholders. Of 3,779,464 shares outstanding and entitled to vote at our Annual Meeting, 3,320,488 were present in person or by proxy. The proposals are described in detail in the Company’s Proxy Statement. The following is a summary of the voting results for each matter presented to the shareholders.

Proposal 1

Election of five directors to serve as indicated or until their successors are elected and qualified. Election of three directors for three year terms each to serve until the 2019 annual meeting of shareholders: Rick F. Hays, Maureen J. Rude, and Peter J. Johnson. Election of two directors appointed in 2015: Tanya Chemodurow for a one year term expiring at the annual meeting in 2017, and Shavon Cape for a two year term until the 2018 annual meeting. Each nominee for director was elected by a vote of the shareholders as follows:

	Votes For	Votes Withheld	Broker Non-vote
Rick F. Hays	2,324,385	42,933	953,170
Maureen J. Rude	2,297,959	69,359	953,170
Peter J. Johnson	2,329,901	37,417	953,170
Tanya Chemodurow	2,311,724	55,594	953,170
Shavon Cape	2,300,234	67,084	953,170

Proposal 2

Ratification of the appointment of Davis Kinard & Co. P.C. as independent registered public accounting firm for fiscal year 2016. The proposal was approved by a vote of shareholders as follows:

	Votes For	Votes Withheld	Abstentions
Ratification of Davis Kinard & Co., P.C. as independent registered public accountants	3,301,710	15,825	2,953

Proposal 3

The advisory vote on named executive officer compensation, as disclosed in our proxy statement, was approved by the following vote:

	Votes For	Votes Against	Abstentions	Broker Non-vote
Advisory vote on named executive officer compensation as disclosed in the proxy statement	1,945,311	349,079	72,928	953,170

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Eagle Bancorp Montana, Inc.

Date: May 2, 2016	By:	/s/ Laura F. Clark
Laura F. Clark
Senior Vice President & CFO